UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

STELLUS CAPITAL INVESTMENT CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

STELLUS CAPITAL INVESTMENT CORPORATION

Annual Meeting of Stockholders

 Inbound Number: 1-844-202-6147

Meeting Date: June 16, 2026.

General Inbound Greeting:

Thank you for calling the Stellus Capital Investment Corporation information line, my name is <Agent’s Name> and this call is being recorded for quality assurance, how may I assist you today?

General Outbound Greeting (Lv. I):

Good day. May I please speak with Mr./Mrs. <Full Name as Registered>?

Hello Mr./Mrs. <Last Name>. My name is <Agent’s Name>. I’m calling on behalf of your current investment with Stellus Capital Investment Corporation on a recorded line to confirm you have received the proxy materials sent to you for the upcoming Annual Meeting of Stockholders scheduled for June 16, 2026. Have you received the proxy materials?

•	If “Yes” or positive response:

If you’re not able to attend the meeting, I can record your voting instructions by phone...

•	If “No” or negative response:

I would be happy to review the meeting agenda and record your vote by phone. [Be prepared to read proposals]

Adjournment Outbound Greeting (Lv. II):

Good day. May I please speak with Mr./Mrs. <Last Name>?

Hello Mr./Mrs. <Last Name>. My name is <Agent’s Name>. We are calling on a recorded line to inform you that the Annual Meeting of Stockholders of Stellus Capital Investment Corporation has been adjourned to [Add Date of Adjournment] due to lack of quorum. At this time, we are offering shareholders the convenience of casting their proxy vote by phone.

Capturing Vote & Confirmation Process (Lv. I, Lv. II & Lv. III):

Your board has recommended a vote IN FAVOR. Would you like to vote along with the recommendations of the board?

Would you like to vote all of your accounts accordingly?

Thank you, I am recording your [FOR/AGAINST/ABSTAIN] vote.

Operations – Retail Engagement	1

STELLUS CAPITAL INVESTMENT CORPORATION

Annual Meeting of Stockholders

•       For confirmation purposes, please state your FULL NAME.

 → Wait for response

•       For purposes of written confirmation and vote validation, please verify your FULL ADDRESS, including street, city, state, and zip code.
 → Wait for response

If the shareholder hesitates:
 I understand. This is required to confirm and validate your vote. Could you please confirm your full address?
 → Wait for response

If the shareholder does not want to provide full details:
 That’s fine. I can confirm the city, state, and zip code we have on file. (Read the City, state and zip code)
 → Wait for response
Please provide your STREET ADDRESS to complete the verification.
→ Wait for response

If the shareholder still refuses:
I understand your concern. However, without confirming the required address information, we’re unable to process and validate your vote. If you decide to continue, please feel free to call us back at our toll-free number.

Thank you. You will receive a confirmation of your voting instructions within 5 days. If you have any questions, please contact us at the toll-free number listed on the confirmation.

Call Closing:

Mr./Mrs. <Last Name>, your vote is very important and your time is appreciated.

Thank you and have a good day.

Near Meeting Date Outbound Greeting (Lv. III): (To be used 10 days before the meeting’s date)

Good day. May I please speak with Mr./Mrs. <Last Name>?

Hello Mr./Mrs. <Last Name>. My name is <Agent’s Name>. I’m calling on a recorded line regarding Stellus Capital Investment Corporation Annual Meeting scheduled to take place in a few days, on June 16, 2026.

Our records indicate that you have yet to register a vote for your position. Due to the lack of time between now and the meeting date, the Board has given authorization to register the Shareholder’s vote by phone.

NOTE: Jump to “Capturing Vote & Confirmation Process” Part of the script.

Miscellaneous Rebuttals.

Operations – Retail Engagement	2

STELLUS CAPITAL INVESTMENT CORPORATION

Annual Meeting of Stockholders

If Undecided or Will Vote by Mail/Internet.

When you have a moment, please review the proxy material and contact us with any questions you may have. At that time, we can record your voting instructions by phone. Please contact us at 1-844-202-6147 between the hours of 9:00 AM and 10:00 PM Eastern Time, Monday through Friday and from 10:00 AM and 6:00 PM Saturday and Sunday.

If Has Voted:

Currently your vote is not recorded in our system. To ensure that your votes are counted at the meeting I can reconfirm them for you over the phone. Would you like to reconfirm your In Favor vote, along with the recommendations of your board?

NOTE: If the shareholder does not wish to reconfirm his vote, close the call business as usual.

Voice Mail Script:

Hello, my name is <Agent’s Name> and this message is for Mr./Mrs. <Last Name>. You should have received proxy materials electronically or in the mail related to the Annual Meeting of Stockholders of Stellus Capital Investment Corporation to be held on June 16, 2026.

At this point your shares have not been voted for the upcoming meeting. Please contact us at [Add Inbound Number] between the hours of 9:00 am and 10:00 pm, Eastern Time Monday through Friday to review the meeting agenda and record your voting instructions.

Thank you and have a great day.

Operations – Retail Engagement	3